EXHIBIT 5.2
                                                                     -----------


                               [GRAPHIC OMITTED]
                       [LETTERHEAD OF MACLEOD DIXON LLP]

                                                        3700 Canterra Tower
                                                        400 Third Avenue SW
                                                        Calgary, Alberta
                                                        Canada T2P 4H2

                                                        Main: (403) 267-8222
                                                        Fax:  (403) 264-5973


September 16, 2004


EnCana Corporation
1800, 855 2nd Street SW
Calgary, Alberta  T2P 4Z5

Dear Sirs:

RE: ENCANA CORPORATION

Reference is made to the base shelf short form prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333-118737) filed by EnCana Corporation (the "Corporation") with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm's advice and opinion under the heading "Description of Debt Securities - Enforceability of Judgments" in the Prospectus and to our firm's name under the heading "Legal Matters" in the Prospectus.



                                            Yours truly,

                                            MACLEOD DIXON LLP


                                            By: /s/ Kevin E. Johnson
                                                --------------------------
                                                Kevin E. Johnson